UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amended and Restated Notes, Warrant & Pre-Funded Warrant

As previously disclosed, Lifeward Ltd. (the “Company”) entered into a securities purchase agreement (the “Prior SPA”) with Oramed Pharmaceuticals Inc. (“Oramed”) and certain investors with Oramed, as collateral agent, pursuant to which the Company agreed to issue to the investors senior secured convertible notes convertible into ordinary shares, no par value per share (the “Ordinary Shares”), and accompanying warrants to purchase Ordinary Shares. On June 30, 2026, the Company entered into an Amended and Restated Senior Secured Convertible Note (the “A&R Note”), Amended and Restated Common Warrant (the “A&R Warrant”) and Amended and Restated Pre-Funded Warrant (the “A&R Pre-Funded Warrant”). The A&R Note amends and restates the previously issued note to, among other things, provide for the pari passu treatment of the notes issued in connection with the Securities Purchase Agreement (as defined below), revise certain mandatory redemption provisions and revise certain beneficial ownership limitation provisions. Each of the A&R Warrant and A&R Pre-Funded Warrant amends and restates the previously issued warrant and pre-funded warrant, respectively, to revise the beneficial ownership limitation provisions.

The foregoing descriptions of the A&R Note, A&R Warrant and A&R Pre-Funded Warrant are not complete and are qualified in their entirety by reference to the full text of such documents, the forms of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

June Securities Purchase Agreement

On June 30, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain investors and Oramed, as collateral agent, pursuant to which the Company agreed to issue to the certain investors senior secured convertible notes convertible into ordinary shares, no par value per share (the “Ordinary Shares”) and accompanying warrants to purchase Ordinary Shares. The transaction closed on July 6, 2026 and as a result, the Company issued (i) (A) an aggregate principal amount of $5,580,000.00 in senior secured convertible notes (the “Initial Notes”), convertible into Ordinary Shares, and (B) accompanying warrants to purchase Ordinary Shares (the “Initial Warrants”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue (ii) (A) $5,580,000.00 aggregate principal amount senior secured convertible notes (the “Second Notes”, and together with the Initial Notes, the “Notes” and each a “Note”), convertible into Ordinary Shares, and (B) accompanying warrants to purchase Ordinary Shares (the “Second Warrants”, and together with the Initial Warrants, the “Warrants”). The funding of the Second Notes is subject to customary closing conditions and either (i) the Company achieving, as of the most recently completed fiscal quarter end for which the Company has publicly filed or furnished financial statements, at least a one hundred fifty percent (150%) increase in ReWalk Unit Sales (as defined in the Securities Purchase Agreement), measured in U.S. dollars, relative to the trailing twelve‑month period immediately preceding the Additional Closing Date (as defined in the Securities Purchase Agreement), or (ii) the closing price of the Company’s Ordinary Shares on the Trading Market (as defined in the Securities Purchase Agreement) equals or exceeds $13.80 per share (which amount may be adjusted for certain capital events, such as stock splits following the date of the Securities Purchase Agreement) on each Trading Day (as defined in the Securities Purchase Agreement) during the ten (10) consecutive Trading Days immediately prior to the Additional Closing Date.

Each Note matures on the three (3) year anniversary from the date of issuance (the “Term”). The principal amount of each Note outstanding plus all accrued and unpaid interest is convertible, at the option of the holder at any time, in whole or in part, into such number of Ordinary Shares (the “Conversion Shares”) at an initial conversion price equal to $5.40 per share, subject to certain adjustments (the “Conversion Price”). The Conversion Price is subject to standard adjustments in the event of stock dividends, stock splits, combinations or similar events.

The Notes accrue interest at the rate of 8.0% per annum, which shall automatically be increased to 15.0% per annum in the event of an event of default. Any interest payable on the Notes shall be payable semi‑annually in arrears on June 30 and December 31 of each year, commencing on December 31, 2026, which may be paid in cash, or at the Company’s sole election, may be added to the outstanding principal balance of the applicable Note.

The Notes may not be converted and Ordinary Shares may not be issued under the Notes if, after giving effect to the conversion or issuance, such Purchaser would beneficially own in excess of 4.99% of the outstanding Ordinary Shares, subject to increase provided that such beneficial ownership limitation in no events exceeds 4.99% (with such increase not effective until the sixty-first (61st) day after delivery of the applicable notice) or decrease.

The Notes contain customary events of default. If an event of default occurs, the outstanding principal amount of the Notes plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder of the Note’s election, immediately due and payable in cash.

The Warrants are exercisable for up to an aggregate of 100% of Ordinary Shares (the “Warrant Shares”) that each Note is convertible into as of the issuance date, at an initial exercise price of $5.40 per share, subject to certain adjustments (the “Exercise Price”). Additionally, the Warrants are exercisable immediately and expire five years after the date of issuance, and may be exercised on a cashless basis. The Exercise Price is subject to standard adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The Warrants may not be exercised and Ordinary Shares may not be issued under the Warrants if, after giving effect to the conversion or issuance, such Purchaser would beneficially own in excess of 4.99% of the outstanding Ordinary Shares, subject to increase provided that such beneficial ownership limitation in no event exceeds 4.99% (with such increase not effective until the sixty-first (61st) day after delivery of the applicable notice) or decrease.

The number of Ordinary Shares that may be issued upon conversion of the Notes or exercise of the Warrants is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the number of outstanding Ordinary Shares of the Company, unless shareholder approval is obtained to exceed the Exchange Cap.

Pursuant to the Securities Purchase Agreement, the Company has agreed to file a registration statement to register the Ordinary Shares underlying the Notes and Warrants within 30 days following the closing of the Initial Note, and to use its commercially reasonable efforts to cause such additional registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 45 days following such closing (or within 75 days of such closing if the SEC notifies the Company that the SEC shall “review” such additional registration statement).

The offer and sale of the securities in the Notes and Warrants was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Such offer and sale were made only to “accredited investors” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investors regarding the Company or the securities offered and issued in the Notes and Warrants.

This report does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The foregoing descriptions of the Securities Purchase Agreement, Notes and Warrants are not complete and are qualified in their entirety by reference to the full text of such documents, the forms of which are filed as Exhibits 4.4, 4.5 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Amended and Restated Senior Secured Convertible Note.
4.2	Form of Amended and Restated Common Warrant.
4.3	Form of Amended and Restated Pre-Funded Warrant.
4.4	Form of Senior Secured Convertible Note.
4.5	Form of Warrant.
10.1	Form of Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: July 7, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer